Exhibit 5.1

April 30, 2010

AspenBio Pharma, Inc. 1585 South Perry Street Castle Rock, Colorado 80104
Re:	Additional Registration Statement

Ladies and Gentlemen:

At your request, we have examined the Registration Statement (the “Additional Registration Statement”) on Form S-3 to be filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), by AspenBio Pharma, Inc., a Colorado corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about April 30, 2010, in connection with the registration under the Securities Act of the offering of up to $2,247,300 in the aggregate amount of shares of the Company’s Common Stock, no par value (the “Common Stock”), and warrants to purchase the Company’s common stock (the “Warrants”). The Common Stock and the Warrants are collectively referred to herein as the “Securities.” The Additional Registration Statement relates to the registration statement on Form S-3 (Registration No. 333-159249) (the “Original Registration Statement” and, together with the Additional Registration Statement, the “Registration Statement”) filed by the Company on May 14, 2009 and declared effective by the Commission on June 4, 2009. The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained in the Registration Statement (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Original Registration Statement and all exhibits thereto, (ii) the Additional Registration Statement and all exhibits thereto, (iii) the Articles of Incorporation of the Company, as amended, and (iv) the Amended and Restated Bylaws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

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AspenBio Pharma, Inc.
April 30, 2010

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. With respect to any offering of Common Stock by the Company pursuant to the Additional Registration Statement (the “Offered Common Stock”), when (a)  the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism, (b) if the Offered Common Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (c) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (d) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

2. With respect to any offering of Warrants by the Company pursuant to the Additional Registration Statement (the “Offered Warrants”), when (a) the board of directors or any duly designated committee thereof has adopted resolutions approving the form, terms, issuance and sale of the Offered Warrants at a specified price or pursuant to a specified pricing mechanism and the Common Stock to be issued upon the exercise of the Offered Warrants, (b) if the Offered Warrants are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, and (c) the Offered Warrants have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable warrant agreement (the “Warrant Agreement”) between the Company and the purchaser or warrant agent named therein, the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and upon the exercise of the Offered Warrants in accordance with their terms, any Common Stock to be issued upon the exercise of the Offered Warrants will be duly authorized, validly issued, fully paid and non-assessable.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Securities at issue: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (b) the Articles of Incorporation, as amended, of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

AspenBio Pharma, Inc.
April 30, 2010

We express no opinion as to the law of any jurisdiction other than laws of the State of Colorado and the federal laws of the United States.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 53 Business Lawyer 831 (May 1998).

Very truly yours, /s/ Ballard Spahr LLP